UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Miller Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Tennessee (State of incorporation or organization)	26-1028629 (IRS Employer Identification No.)
9721 Cogdill Road, Suite 302 Knoxville, TN (Address of principal executive offices)	37932 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock, par value $0.0001 per share	Name of each exchange on which each class is to be registered The New York Stock Exchange

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If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-183750.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item. 1.	Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.5% Series D Fixed Rate/Floating Rate Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), of Miller Energy Resources, Inc., a Tennessee corporation (the “Registrant”). The description of the Series D Preferred Stock to be registered hereunder is set forth under the caption “Description of the Series D Preferred Stock” in the Registrant’s Final Prospectus Supplement with respect to the Series D Preferred Stock (the “Prospectus Supplement”) to be filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-183750), as amended, which became effective as of September 18, 2012. The Prospectus Supplement, including the description of the Series D Preferred Stock therein, shall be deemed to be incorporated herein by reference.

Item. 2.	Exhibits.

3.12	Amended and Restated Charter of Miller Petroleum, Inc.[1]
3.13	Articles of Amendment to the Charter of Miller Petroleum, Inc. [2]
3.14	Articles of Amendment to the Charter of Miller Energy Resources, Inc. [3]
3.15	Articles of Amendment to the Charter of Miller Energy Resources, Inc. [4]
3.16	Articles of Amendment to the Charter of Miller Energy Resources, Inc. [5]
3.18	Amended and Restated Bylaws of Miller Petroleum, Inc.[6]
3.19	Articles of Amendment to the Bylaws of Miller Petroleum, Inc.[7]
3.20	Articles of Amendment to the Charter of Miller Energy Resources, Inc.[8]
3.21	Articles of Amendment to the Charter of Miller Energy Resources, Inc.*

1 Incorporated by reference to Exhibit 3.5 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2010.

2 Incorporated by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2011.

3 Incorporated by reference to Exhibit 3.9 of the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2012.

4 Incorporated by reference to Exhibit 3.10 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2012.

5 Incorporated by reference to Exhibit 3.11 of the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2012.

6 Incorporated by reference to Exhibit 3.6 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2010.

7 Incorporated by reference to Exhibit 3.7 of the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2011.

8 Incorporated by reference to Exhibit 3.20 of the Company’s Form 8-A filed with the SEC on September 28, 2012.

* Filed Herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated September 26, 2013	Miller Energy Resources, Inc.
	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.12	Amended and Restated Charter of Miller Petroleum, Inc.[1]
3.13	Articles of Amendment to the Charter of Miller Petroleum, Inc.[2]
3.14	Articles of Amendment to the Charter of Miller Energy Resources, Inc.[3]
3.15	Articles of Amendment to the Charter of Miller Energy Resources, Inc.[4]
3.16	Articles of Amendment to the Charter of Miller Energy Resources, Inc.[5]
3.18	Amended and Restated Bylaws of Miller Petroleum, Inc.[6]
3.19	Articles of Amendment to the Bylaws of Miller Petroleum, Inc.[7]
3.20	Articles of Amendment to the Charter of Miller Energy Resources, Inc.[8]
3.21	Articles of Amendment to the Charter of Miller Energy Resources, Inc.*

1 Incorporated by reference to Exhibit 3.5 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2010.

2 Incorporated by reference to Exhibit 3.8 of the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2011.

3 Incorporated by reference to Exhibit 3.9 of the Company’s Current Report on Form 8-K filed with the SEC on April 2, 2012.

4 Incorporated by reference to Exhibit 3.10 of the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2012.

5 Incorporated by reference to Exhibit 3.11 of the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2012.

6 Incorporated by reference to Exhibit 3.6 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2010.

7 Incorporated by reference to Exhibit 3.7 of the Company’s Current Report on Form 8-K filed with the SEC on March 17, 2011.

8 Incorporated by reference to Exhibit 3.20 of the Company’s Form 8-A filed with the SEC on September 28, 2012.

* Filed Herewith